As filed with the Securities and Exchange Commission on September 2, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALEXION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3648318
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

352 Knotter Drive

Cheshire, Connecticut 06410

(203) 272-2596

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Thomas I.H. Dubin, Esq.

352 Knotter Drive Cheshire, Connecticut 06410

(203) 272-2596

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Patrick O’Brien, Esq.

Ropes & Gray LLP

One International Place

Boston, MA 02110

(617) 951-7000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plan, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, $.0001 par value per share(1)(4) Preferred Stock, $.0001 par value per share (1)(3) Debt Securities(1)(3) Warrants(1)(3) Rights to purchase Junior Participating Cumulative Preferred Stock, $.0001 par value per share(4) Total(2)	$250,000,000	100%	$250,000,000	$29,425

(1)	An indeterminate number of, or aggregate principal amount of, the securities are being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $250,000,000 or the equivalent thereof or, if any debt securities are issued at any original issuance discount, such greater amount shall result in net proceeds of $250,000,000 to the registrant.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	In addition to any preferred stock, debt securities or warrants that may be issued directly under this Registration Statement, there are being registered hereunder an indeterminate number of shares of common stock as may be issued upon conversion or exchange of the preferred stock or debt securities or conversion of the warrants, as the case may be. No separate consideration will be received for any shares of Common Stock so issued upon conversion or exchange.
(4)	The rights to purchase Junior Participating Cumulative Preferred Stock are attached to and trade with all common stock of the registrant. Value attributable to such rights, if any, is reflected in the market price of the common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Issued                              , 2005

Common Stock

Preferred Stock

Debt Securities

Warrants

Alexion Pharmaceuticals, Inc. is offering securities of up to an aggregate of $250,000,000.

From time to time, we may sell any of the securities listed above.

We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the Nasdaq National Market under the symbol “ALXN.” On September 1, 2005, the last sale price of our common stock was $29.06 per share.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is             , 2005.

You should rely only on the information contained or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell common stock, preferred stock, debt securities or warrants, in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying securities in this offering.

ALEXION PHARMACEUTICALS, INC.

Alexion is engaged in the discovery and development of therapeutic products aimed at treating patients with a wide array of severe disease states, including hematologic and cardiovascular disorders, autoimmune diseases and cancer. Alexion’s two lead product candidates, pexelizumab and eculizumab, are currently undergoing evaluation in several clinical development programs, including two Phase III trials of eculizumab for the treatment of paroxysmal nocturnal hemoglobinuria (PNH), a Phase III trial of pexelizumab in coronary artery bypass graft (CABG) surgery patients undergoing cardiopulmonary bypass (CPB), and a Phase III trial of pexelizumab in acute myocardial infarction (AMI) patients. The pexelizumab trials are conducted in collaboration with Procter and Gamble Pharmaceuticals. Under the Special Protocol Assessment process, the FDA has agreed to the design of protocols for the Phase III pexelizumab trials that could, if successful, serve as the primary basis of review for approval of licensing applications for the two indications. Also under the Special Protocol Assessment process, the FDA has agreed to the design of protocols for the two trials of eculizumab in PNH patients that could, if successful, serve as the primary basis of review for approval of a licensing application for eculizumab in the PNH indication. Eculizumab is also being studied in rheumatoid arthritis and membranous nephritis. Through our wholly owned subsidiary, Alexion Antibody Technologies, Inc., we are also engaged in the discovery and development of a portfolio of additional antibody therapeutics targeting severe unmet medical needs.

Corporate Information

We were incorporated in Delaware in 1992. The address of our principal executive offices is 352 Knotter Drive, Cheshire, CT 06410 and our telephone number is (203) 272-2596.

RISK FACTORS

Investing in our securities is risky. Please see the risk factors described in our Quarterly Report in Amendment No. 1 to Form 10-Q for the fiscal quarter ended April 30, 2005, which is incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded from time to time by our future filings under the Securities Exchange Act of 1934, as amended. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risk and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities under this prospectus for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we currently are not planning or negotiating any such transactions.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges in each of the years in the five-year period ended July 31, 2004 and during the nine months ended April 30, 2005. The extent to which earnings were insufficient to cover fixed charges is as follows:

	Nine Months Ended April 30,		Fiscal Year Ended July 31,
Ratio of earnings to fixed charges	2004	2005	2000	2001	2002	2003	2004
Deficiency of earnings available to cover fixed charges(1)	($54,291)	($76,510)	$(20,227)	$(47,925)	$(57,242)	$(85,479)	$(74,786)

(1)	For purposes of computing the deficiency of earnings to fixed charges, our “earnings” consist of losses before income taxes plus fixed charges. Fixed charges represent interest expense on all debt, including amortized premiums, discounts and capitalized expenses related to indebtedness, and the estimated interest factor attributable to rental expenses.

We currently have no preferred stock outstanding and accordingly have no obligation to pay preference dividends. If we issue preferred stock, the appropriate ratio of combined fixed charges and preference dividends will be included in a prospectus supplement. In addition, if we use the proceeds from the sale of debt or preference securities to repay any of our outstanding debt or retire other securities and the change in the ratio of earnings to fixed charges or combined fixed charges and preference dividends to earnings would be ten percent or greater, we will include a pro forma ratio showing the application of the proceeds in our prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our certificate of incorporation authorizes us to issue 145,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. As of August 17, 2005, 30,721,279 shares of our common stock were outstanding and no shares of preferred stock were outstanding. To date, our board of directors has designated 120,000 of the 5,000,000 authorized shares of preferred stock as junior participating cumulative preferred stock, which series is described in greater detail below under “—Preferred Stock—Stockholder Rights Plan.”

The following summary describes the material terms of our capital stock and stockholder rights plan. The description of capital stock and stockholder rights plan is qualified by reference to our certificate of incorporation, as amended, and the certificate of designation for our junior participating cumulative preferred stock, both of which are filed as an exhibit to this registration statement, as well as our bylaws, as amended, and our stockholder rights agreement, as amended, both of which are incorporated into this prospectus by reference to the SEC filings to which they are exhibits.

Common Stock

Voting. Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. There is no cumulative voting.

Dividends and Other Distributions. Subject to rights of our preferred stockholders, holders of our common stock are entitled to share in an equal amount per share any dividends declared by our board of directors on the common stock and paid out of legally available assets.

Distribution on Dissolution. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

Other Rights. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock

Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, and liquidation preference, any or all of which may be greater than the rights of the common stock. To date, our board of directors has designated 120,000 of the 5,000,000 authorized shares of preferred stock as junior participating cumulative preferred stock, which series is described in greater detail below under “Description of Capital Stock—Preferred Stock—Stockholder Rights Plan.”

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

When we issue shares of preferred stock, the shares will be fully paid and non assessable and will not have, or be subject to, any preemptive or similar rights.

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving changes that would adversely affect the powers, preferences, or special rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Stockholder Rights Plan.

On February 14, 1997, our Board of Directors declared a dividend of one preferred stock purchase right for each outstanding share of our common stock for the stockholders of record on March 6, 1997. The right will expire on March 6, 2007, subject to earlier redemption or expiration of the right as provided in the rights agreement, as amended, the rights agreement, between us and Continental Stock Transfer & Trust Company, as rights agent. Under certain circumstances, each right entitles the registered holder to purchase from us one one-hundredth of a share of our junior participating cumulative preferred stock or, in certain circumstances, either our common stock or common stock of an acquiring company, at one-half the market price of our common stock or the acquiring company’s common stock, as the case may be. The rights are designed to make it more likely that all of our stockholders receive fair and equal treatment in the event of any proposed takeover of us and to guard against the use of partial tender offers or other coercive tactics to gain control of us. The description and terms of the rights are set forth in the rights agreement.

Exercise Price. When exercisable, except as set forth below, each right entitles the registered holder to purchase from us one one-hundredth of a share of junior participating cumulative preferred stock, at a price of $725.00 per one one-hundredth of a share, subject to adjustment in certain circumstances.

Transfer and Detachment. Until the distribution date, which is the earlier to occur of (i) the stock acquisition date, which is ten business days following the time of a public announcement or notice to us that certain persons or groups of affiliated or associated persons have acquired, or obtained the right to acquire, beneficial ownership of 20% or more of our outstanding shares of common stock (also referred to as acquiring persons), or (ii) ten business days, or such later date as may be determined by our Board of Directors, after the date of the commencement or announcement by a person of an intention to make a tender offer or exchange offer for an amount of common stock which, together with the shares of such stock already owned by such person, constitutes 20% or more of the outstanding shares of our common stock, the rights will be evidenced, with respect to any of our common stock certificates outstanding as of March 6, 1997, by such common stock certificate with a copy of the summary of rights attached thereto. The rights agreement provides that, until the distribution date, the rights will be transferred with and only with our common stock.

Until the distribution date (or earlier redemption or expiration of the rights, as provided in the rights agreement), new common stock certificates issued after March 6, 1997, upon the transfer or issuance of new shares of common stock, will contain a notation incorporating the rights agreement by reference. Until the distribution date (or earlier redemption or expiration of the rights, as provided in the rights agreement), the surrender for the transfer of any of our common stock certificates outstanding as of March 6, 1997, even without a copy of the summary of rights attached thereto, will also constitute the transfer of the rights associated with the shares of common stock represented by such certificate.

As soon as practicable following the distribution date, separate rights certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date, and such separate right certificates alone will evidence the rights.

Exercisability. The rights are not exercisable until the distribution date. The rights will expire on March 6, 2007 unless earlier redeemed by us.

Right to Acquire Stock at Half Price. In the event that after the stock acquisition date, we are acquired in a merger or other business combination transaction or 50% or more of our assets, cash flow or earning power are sold or otherwise transferred, the rights agreement provides that proper provision shall be made so that each holder of a right, upon the exercise thereof at the then current exercise price of the right, shall be entitled to receive that number of shares of common stock of the acquiring company having a market value of two times the exercise price of the right. In the event that we are the surviving corporation of a merger and our common stock is changed or exchanged, proper provision shall be made so that each holder of a right will thereafter have the right to receive upon exercise that number of shares of common stock of the other party to the transaction having a market value of two times the exercise price of the right.

In the event that a person or group becomes an acquiring person (otherwise than pursuant to a tender offer or exchange offer for all outstanding shares of our common stock at a price and on terms which are determined to be fair and in the best interests of us and our stockholders by a majority of the members of our Board of Directors), proper provision shall be made so that each holder of a right, other than the acquiring person, whose rights will thereafter be void, will thereafter have the right to receive upon exercise that number of shares of our common stock having a market value (as defined in the rights agreement) of two times the exercise price of the right. A person or group will not be deemed to be an acquiring person if our Board of Directors determines that such person or group became an acquiring person inadvertently and such person or group promptly divests itself of a sufficient number of shares of common stock so that such person or group is no longer an acquiring person.

Adjustments. The purchase price payable and the number of shares of junior preferred stock or other securities or property issuable upon the exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on or a subdivision, combination or reclassification of the shares of junior preferred stock, (ii) upon the fixing of a record date for the issuance to holders of junior preferred stock of certain rights, options or warrants to subscribe for shares of junior preferred stock or convertible securities at less than the current market price of shares of junior preferred stock or (iii) upon the fixing of a record date for the making of a distribution to holders of shares of junior preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends not exceeding 125% of the last regular periodic cash dividend or dividends payable in shares of junior preferred stock) or of subscription rights or warrants (other than those referred to above). The number of rights and the number of shares of junior preferred stock issuable upon exercise of each right are also subject to adjustment in the case of a stock split, combination or stock dividend on the shares of our common stock prior to the distribution date.

With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. No fractional shares of common stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market value of shares of common stock on the last trading date prior to the date of exercise.

Redemption or Exchange. At any time prior to the earlier of (i) ten business days after the stock acquisition date or (ii) March 6, 2007, we, by resolution of our Board of Directors, may redeem the rights in whole, but not in part, at a redemption price of $.01 per right. Our Board of Directors may extend the time within which the rights may be redeemed at any time prior to the stock acquisition date. Immediately upon the action of our Board of Directors electing to redeem the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

At any time after a person becomes an acquiring person and prior to the acquisition by such person of 50% or more of our outstanding common stock, our Board of Directors may exchange the rights (other than rights beneficially owned by such person which have become void), in whole or in part, for our common stock at an exchange ratio of one share of common stock per right (subject to adjustment).

Preferred Stock. The shares of junior preferred stock purchasable upon exercise of the rights will be nonredeemable and junior to any other series of preferred stock we may issue (unless otherwise provided in the terms of such preferred stock or in our certificate of incorporation). Each share of junior preferred stock will be entitled to receive, in the aggregate, a dividend in an amount equal to 100 times the dividend per share of common stock, or, if greater, $10.00 per year. In the event of liquidation, the holders of shares of junior preferred stock will be entitled to receive a minimum liquidation payment equal to the greater of $100.00 per share or an amount equal to 100 times the amount to be paid in liquidation per share of common stock. Each share of junior preferred stock will have 100 votes, voting together with the shares of common stock. In addition, if dividends on the junior preferred stock are in arrears for four consecutive quarterly payment periods, the holders of the shares of junior preferred stock will have the right, voting as a class, to elect two members to our Board of Directors. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of junior preferred stock will be entitled to receive 100 times the amount and type of consideration received per share of common stock. The rights of the shares of junior preferred stock as to dividends and liquidation, and in the event of mergers and consolidations, are protected by antidilution provisions.

Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder, including, without limitation, the right to vote or to receive dividends.

Amendment. The rights and the rights agreement can be amended by our Board of Directors in any respect (including, without limitation, any extension of the period in which the rights may be redeemed) at any time prior to the stock acquisition date. From and after such time, without the approval of our stockholders or the holders of the rights, the Board of Directors may only supplement or amend the rights agreement in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained in the rights agreement which may be defective or inconsistent with any other provision in the rights agreement, (iii) to shorten or lengthen any time period under the rights agreement, provided such lengthening is for the purpose of protecting, enhancing or clarifying the rights of or the benefits to the rights holders or (iv) to make any changes or supplements which we and the rights agent may deem necessary or desirable which shall not adversely affect the interests of the holders of right certificates (other than an acquiring person or an affiliate or associate thereof). We may, at any time prior to the stock acquisition date, amend the rights agreement to lower the threshold of common stock beneficial ownership at which a person will become an acquiring person to not less than the greater of (i) a percentage larger than the largest percentage of common stock then known by the us to be beneficially owned by a person and (ii) ten percent (10%).

Anti-Takeover Provisions

Delaware Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any “business combination” with any “interested stockholder” for a three-year period following the date that the stockholder becomes an “interested stockholder” unless:

•	prior to that date, the board of directors of the corporation approved either the “business combination” or the transaction that resulted in the stockholder becoming an “interested stockholder”;

•	upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder”, the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; and

•	on or subsequent to that date, the “business combination” is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the “interested stockholder”.

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. An “interested stockholder” is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under some circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Our certificate of incorporation and by-laws do not exclude Alexion from the restrictions imposed under Section 203. The statute could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts to acquire us. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Bylaw and Certificate of Incorporation Provisions. Our bylaws provide that special meetings of our stockholders may be called only by the Chairman of the Board, the President, the Secretary, or a majority of the Board of Directors, or upon the written request of stockholders who together own of record 50% of the outstanding stock of all classes entitled to vote at such meeting. Our bylaws also specify that the authorized number of directors may be changed only by resolution of the board of directors. Our certificate does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. These and other provisions contained in our certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. These provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Co.

Listing on the Nasdaq National Market

Our common stock is listed on the Nasdaq National Market under the symbol “ALXN.”

SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights. Shares of Common Stock that may be offered will, when issued and paid for, be fully paid and non-assessable.

Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below may generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of the debt securities we offer may differ from the terms summarized below.

We have entered into a senior indenture and a subordinated indenture with U.S. Bank National Association, as trustee. We will issue the senior notes under the senior indenture and the subordinated notes under the subordinated indenture. Forms of these documents are incorporated into this prospectus by reference to the SEC filing to which they are exhibits. Supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the trustee under the senior indenture or the subordinated indenture, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Other than the provisions of the subordinated indenture relating to the subordination of securities and except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are substantially identical. The debt securities issued under either the senior indenture or the subordinated indenture will be unsecured.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to effect a consolidation, merger or sale of substantially all of our assets or require us to preserve our existence and that of our subsidiaries and our and their rights, licenses and franchises;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities; provided, however, that such terms will not include:

•	restrictions on our or our subsidiaries’ ability to incur additional indebtedness; issue additional securities; create liens; pay dividends or make distributions in respect of their capital stock; redeem capital stock; place restrictions on our subsidiaries placing restrictions on their ability to pay dividends, make distributions or transfer assets; make investments or other restricted payments; sell or otherwise dispose of assets; enter into sale-leaseback transactions; engage in transactions with stockholders and affiliates; or issue or sell stock of their subsidiaries; or

•	financial covenants that require us or our subsidiaries to maintain specified interest coverage, fixed charge, cash-flow based or asset-based ratios, or other financial covenants.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities immediately before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default with respect to the series and its consequences, except defaults in payment of principal, premium, if any, or interest, unless we have cured the default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity.

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the trustee may decline to follow any direction of such holders that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may enter into an indenture or indentures that supplement the senior indenture or the subordinated indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities of any series;

•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities, to establish the form of any certifications required to be furnished pursuant to the indenture or any series of debt securities, or to add to the rights of holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under an indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939.

In addition, under the indentures, we and the trustee may not enter into an indenture or an indenture supplement to either the senior indenture or the subordinated indenture that changes the rights of holders of a series of debt securities other than as set forth in the bullet points above without the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. We and the trustee may make the following changes only if we have the consent of holders of each outstanding debt security affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any change to an indenture.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations relating to denominations of securities, provisions for payment and obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal, premium and interest;

•	maintain an office or agency where debt securities can be presented for payment, registration of transfer and exchange and notices and demands to us with respect to the debt securities or indenture may be give or sent;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due. We must also pay or cause to be paid all other sums payable under the indenture by us with respect to such series.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

Any debt securities issued under our subordinated indenture will be subordinate and junior in right of payment to all of our other indebtedness, except any of our indebtedness the terms of which expressly provide that repayment of that indebtedness is subordinate and junior in right of payment to the debt securities issued under our subordinated indenture. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

As of July 31, 2005, our outstanding indebtedness consisted of $150 million aggregate principal amount of 1.375% Convertible Senior Notes due in February, 2012. These Notes are generally a senior unsecured obligation ranking equally with other senior unsecured and unsubordinated indebtedness and senior to any future indebtedness that is expressly made subordinate to the Notes. Accordingly, any debt securities issued under our senior indenture will be equal in rank or junior to the Notes and any securities issued under our subordinated indenture will be junior in rank to the Notes. We will update the amount of our debt outstanding which is senior, equal in rank and subordinated to any series of indebtedness that we issue under our senior indenture or subordinated indenture in the prospectus supplement relating to any such sale.

Preferred Stock

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Warrants

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. Complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from the reports we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only.

Transfer and Exchange of Warrants

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “— Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment there for:

•	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all global securities issued under this prospectus.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers to the public or to investors;

•	directly to the public, a limited number of purchasers or to a single purchaser; or

•	through agents.

We will describe in a prospectus supplement the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may, from time to time, either directly or through one or more underwriters, dealers or agents, sell securities in at-the-market offerings. The prospectus supplement will name any underwriter, dealer or agent involved and any commissions we pay to them.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended July 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings, and those of other companies which make electronic filings with the SEC, are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” the information we file with the SEC (File No. 000-27756) which means that we can disclose important information to you by referring you to another document we filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference (except any portions of any documents that have been “furnished” but not “filed” for purposes of the Exchange Act) the documents listed below and any filings made with the SEC under Sections

13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the prospectus but before the end of any offering made under this prospectus:

•	our annual report on Form 10-K for the fiscal year ended July 31, 2004, filed on September 28, 2004;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended October 31, 2004, January 31, 2005 and April 30, 2005, filed on December 6, 2004, March 8, 2005 and June 9, 2005, respectively, and our amended quarterly report on Form 10-Q/A for the fiscal quarter ended April 30, 2005, filed on June 10, 2005;

•	our current reports on Form 8-K, filed on November 18, 2004, December 6, 2004, December 13, 2004, December 16, 2004, January 19, 2005, January 20, 2005, January 25, 2005, March 8, 2005, March 14, 2005, March 16, 2005, June 3, 2005, August 8, 2005, August 15, 2005 and August 17, 2005; and

•	our registration statement on Form 8-A filed on February 12, 1996, our registration statement on Form 8-A, filed on February 21, 1997, as amended by Amendment No. 1 to Form 8-A filed on October 6, 2000, Amendment No. 2 to Form 8-A filed on February 12, 2002 and Amendment No. 3 to Form 8-A filed on November 17, 2004.

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference.

Any statement contained in a document incorporated by reference herein, unless otherwise indicated therein, speaks as of the date of that document. Statements contained in this prospectus may modify or replace statements contained in the documents incorporated by reference.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests should be addressed to: Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, Connecticut 06410, (203) 272-2596, Attention: Thomas I.H. Dubin, Senior Vice President and General Counsel.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

SEC registration fee	$29,425
Accounting fees and expenses	$200,000
Legal fees and expenses	$250,000
Trustee fees and expenses	$15,000
Printing and engraving expenses	$75,000

Total	$569,425

Item 15. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law, the DGCL, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative(other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s by-law, agreement, vote or otherwise.

In accordance with Section 145 of the DGCL, Section EIGHTH of our Certificate of Incorporation, as amended provides that we shall indemnify each person who is or was a director, officer, employee or agent of us (including the heirs, executors, administrators or estate of such person) or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted. The indemnification provided by our amended Certificate of Incorporation shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us. Section NINTH of our amended Certificate of Incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.(1)

3.1	Certificate of Incorporation, as amended, of Alexion Pharmaceuticals, Inc.

3.2	By-Laws, as amended, of Alexion Pharmaceuticals, Inc. Filed as Exhibit 3.2 to a quarterly report on Form 10-Q dated March 15, 2004 (File No. 000-27756) and incorporated herein by reference.

4.1	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.(1)

4.2	Form of Amended and Restated Senior Debt Indenture dated as of May 7, 2004 between Alexion Pharmaceuticals, Inc. and U.S. Bank National Association, as trustee. Filed as Exhibit 4.2 to Amendment No. 1 to Form S-3 dated May 10, 2004 (File No. 333-114449) and incorporated herein by reference.

4.3	Form of Amended and Restated Subordinated Debt Indenture dated as of May 7, 2004 between Alexion Pharmaceuticals, Inc. and U.S. Bank National Association, as trustee. Filed as Exhibit 4.3 to Amendment No. 1 to Form S-3 dated May 10, 2004 (File No. 333-114449) and incorporated herein by reference.

4.4	Form of Senior Note.(1)

4.5	Form of Subordinated Note.(1)

4.6	Form of Common Stock Warrant Agreement and Warrant Certificate.(1)

4.7	Form of Preferred Stock Warrant Agreement and Warrant Certificate.(1)

4.8	Form of Debt Securities Warrant Agreement and Warrant Certificate.(1)

4.9	Rights Agreement between Alexion Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company, Rights Agent, dated as of February 14, 1997. Filed as Exhibit 1 to a registration statement on Form 8-A dated February 21, 1997 (File No. 000-27756) and incorporated herein by reference.

4.10	Amendment No. 1 to Rights Agreement, dated as of September 18, 2000, between Alexion Pharmaceuticals, Inc. and Continental Stock Transfer and Trust Company. Filed as Exhibit 10.1 to Amendment No. 1 to registration statement on Form 8-A dated October 6, 2000 (File No. 000-27756) and incorporated herein by reference.

4.11	Amendment No. 2 to Rights Agreement, dated as of December 12, 2001, between Alexion Pharmaceuticals, Inc. and Continental Stock Transfer and Trust Company, which includes as Exhibit B the form of Right Certificate. Filed as Exhibit 10.1 to Amendment No. 2 to registration statement on Form 8-A dated February 12, 2002 (File No. 000-27756) and incorporated herein by reference.

4.12	Amendment No. 3 to Rights Agreement, dated as of November 16, 2004, between Alexion Pharmaceuticals, Inc. and Continental Stock Transfer and Trust Company. Filed as Exhibit 4.4 to Amendment No. 3 to registration statement on Form 8-A dated November 17, 2004 (File No. 000-27756) and incorporated herein by reference.

5.1	Opinion of Ropes & Gray LLP.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture.

25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture.

(1)	To be filed by amendment or by a Current Report of the registrant on Form 8-K and incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a count of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cheshire, State of Connecticut, on this 2nd day of September, 2005.

ALEXION PHARMACEUTICALS, INC.

By:	/s/ Leonard Bell
Leonard Bell
Chief Executive Officer, Secretary and Treasurer

By:	/s/ David W. Keiser
David W. Keiser
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRSENTS, that each person whose signature appears below constitutes and appoints each of Leonard Bell and David W. Keiser, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, or amendment thereto), with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Leonard Bell Leonard Bell	Chief Executive Officer and Director (Principal Executive Officer)	September 2, 2005

/s/ David W. Keiser David W. Keiser	President, Chief Operating Officer and Director	September 2, 2005

/s/ Vikas Sinha Vikas Sinha	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 2, 2005

/s/ Barry P. Luke Barry P. Luke	Vice President, Finance (Principal Accounting Officer)	September 2, 2005

/s/ Max Link Max Link	Chairman of the Board of Directors	September 2, 2005

Signature	Title	Date
/s/ Joseph A. Madri Joseph A. Madri	Director	September 2, 2005

/s/ Larry L. Mathis Larry L. Mathis	Director	September 2, 2005

/s/ R. Douglas Norby R. Douglas Norby	Director	September 2, 2005

/s/ Alvin S. Parven Alvin S. Parven	Director	September 2, 2005

/s/ Ruedi Waeger Ruedi Waeger	Director	September 2, 2005

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement. (1)

3.1	Certificate of Incorporation, as amended, of Alexion Pharmaceuticals, Inc.

3.2	By-Laws, as amended, of Alexion Pharmaceuticals, Inc. Filed as Exhibit 3.2 to a quarterly report on Form 10-Q dated March 15, 2004 (File No. 000-27756) and incorporated herein by reference.

4.1	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.(1)

4.2	Form of Amended and Restated Senior Debt Indenture dated as of May 7, 2004 between Alexion Pharmaceuticals, Inc. and U.S. Bank National Association, as trustee. Filed as Exhibit 4.2 to Amendment No. 1 to Form S-3 dated May 10, 2004 (File No. 333-114449) and incorporated herein by reference.

4.3	Form of Amended and Restated Subordinated Debt Indenture dated as of May 7, 2004 between Alexion Pharmaceuticals, Inc. and U.S. Bank National Association, as trustee. Filed as Exhibit 4.3 to Amendment No. 1 to Form S-3 dated May 10, 2004 (File No. 333-114449) and incorporated herein by reference.

4.4	Form of Senior Note.(1)

4.5	Form of Subordinated Note.(1)

4.6	Form of Common Stock Warrant Agreement and Warrant Certificate. (1)

4.7	Form of Preferred Stock Warrant Agreement and Warrant Certificate.(1)

4.8	Form of Debt Securities Warrant Agreement and Warrant Certificate.(1)

4.9	Rights Agreement between Alexion Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company, Rights Agent, dated as of February 14, 1997. Filed as Exhibit 1 to a registration statement on Form 8-A dated February 21, 1997 (File No. 000-27756) and incorporated herein by reference.

4.10	Amendment No. 1 to Rights Agreement, dated as of September 18, 2000, between Alexion Pharmaceuticals, Inc. and Continental Stock Transfer and Trust Company. Filed as Exhibit 10.1 to Amendment No. 1 to registration statement on Form 8-A dated October 6, 2000 (File No. 000-27756) and incorporated herein by reference.

4.11	Amendment No. 2 to Rights Agreement, dated as of December 12, 2001, between Alexion Pharmaceuticals, Inc. and Continental Stock Transfer and Trust Company which includes as Exhibit B the form of Right Certificate. Filed as Exhibit 10.1 to Amendment No. 2 to registration statement on Form 8-A dated February 12, 2002 (File No. 000-27756) and incorporated herein by reference.

4.12	Amendment No. 3 to Rights Agreement, dated as of November 16, 2004, between Alexion Pharmaceuticals, Inc. and Continental Stock Transfer and Trust Company. Filed as Exhibit 4.4 to Amendment No. 3 to registration statement on Form 8-A dated November 17, 2004 (File No. 000-27756) and incorporated herein by reference.

5.1	Opinion of Ropes & Gray LLP.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture.

25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture.

(1)	To be filed by amendment or by a Current Report of the registrant on Form 8-K and incorporated herein by reference.